AMENDMENT NUMBER THREE

                                   TO

                        FAIRFIELD COMMUNITIES, INC.

                        SAVINGS/PROFIT SHARING PLAN
                        ---------------------------


                       (effective September 20, 1996)



     THIS AMENDMENT to the Fairfield Communities, Inc. Savings/Profit Sharing Plan (the "Plan"), which Plan was originally effective March 1, 1976, and was restated effective July 1, 1994, and was amended effective January 1, 1995, and was further amended effective as of January 1, 1996, is hereby entered into effective September 20, 1996.

     Section 7.2(E) of the Plan is hereby amended to provide as follows:

          7.2(E)     In the event that the Participant's annual
     addition under the Defined Contribution Plans for any Limitation Year is restricted as a result of the above provisions of this section, that portion or all of the annual addition allocable to the Participant under the Plan for such Limitation Year which is required to reduce the amount of the annual addition to the amount permitted under Section 7.2(B) above shall be eliminated by:

               (1) First, his Salary Deferral Contributions and/or Participant's Contributions, including any gains attributable thereto, to the extent that the return would reduce the amount by which the annual addition exceeds such limits, shall be returned to the Participant; and

               (2)   Second, by holding unallocated in a
          special account, called the "Unallocated Limitation Account" to the extent necessary, that portion or all of the Participant's allocable share of the Employer's Matching and/or Profit Sharing Contributions for the Plan Year, for subsequent allocation with such Contributions for the next succeeding Plan year (or, if necessary, Plan Years). The Unallocated Limitation Account shall not be adjusted for gains or losses as of any Valuation Date.

          Provided, however, that the provisions of this subparagraph (E) shall apply only to the extent such annual addition has not been reduced to the amount permitted under
     Section 7.2(B) above by first applying any similar provisions for reducing such excess annual additions under any other Defined Contribution Plans of the Controlling Group Members in which the Participant also is an active participant.

     IN WITNESS WHEREOF, Fairfield Communities, Inc. has caused this Amendment to be executed by its duly authorized officer.

                              FAIRFIELD COMMUNITIES, INC.

                              By: /s/ Marcel J. Dumeny
                                 ---------------------------
                                      Marcel J. Dumeny
                                      Secretary